Exhibit 99.1

Hyliion Holdings Corp.
Investor Contact
Louis Baltimore
ir@hyliion.com

Press Contact
Ryann Malone
press@hyliion.com
(833) 495-4466
HYLIION REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS
AUSTIN, Texas (Aug. 10, 2021)—Hyliion Holdings Corp. (NYSE: HYLN) (“Hyliion”), a leader in electrified powertrain solutions for Class 8 semi-trucks, today reported its second quarter 2021 financial results.
Key Business Highlights

•Hired Dennis M. Gallagher as Chief Operating Officer, an experienced industry executive, with a proven track record in the heavy-duty commercial vehicle space

•Announced a 300-unit Hypertruck ERX product reservation agreement from Detmar Logistics, an industry-leading oilfield logistics company

•Continued to execute on the Multi-Phase Product Development Program used to reach commercialization of the Hypertruck ERX powertrain

•Announced a longer-range all-electric configuration mode that will meet California’s Advanced Clean Truck Rule and qualify for ZEV sales credits

•Improved Hybrid product on track to launch in the latter part of 2021

•Strong balance sheet with sufficient liquidity available to fund current commercialization plans for Hybrid and Hypertruck ERX

Executive Commentary

Thomas Healy, Hyliion’s Founder and Chief Executive Officer, said, “After a strong start to the year, our team continues to execute effectively against the timelines for both Hybrid and Hypertruck ERX products. With the unveiling of our improved Hybrid powertrain and the debut of our Hypertruck ERX demo units both scheduled for the third quarter of 2021, we are at an exciting inflection point in Hyliion’s history.”

“As we make progress on the commercialization of our Hypertruck ERX, I am very pleased to announce the recent appointment of Dennis M. Gallagher as our Chief Operating Officer who will be responsible for all commercialization efforts within Hyliion. Dennis recently served as President of Jacobs Vehicle Systems, an industry-leading supplier to the heavy-duty commercial vehicle market. He brings over 20 years of tenure at Danaher, where he led various global business units and has a proven track record of commercial and operational excellence.”

“Beginning later this year, we plan to take Hypertruck ERX demonstration units on the road to showcase them with our Hypertruck Innovation Council members and other interested fleets. As fleets experience the benefits of our

Exhibit 99.1
Hypertruck ERX firsthand, like improved driver experience, improved performance versus diesel, and the means to reduce operating costs while offering the ability to reduce carbon emissions more than any other alternative fuel option available now or in the works, we expect customer interest and excitement to continue to grow.”

Hypertruck ERX Commercialization Progress and Product Reservations

Hyliion remains on track with its Hypertruck ERX commercialization timeline, which involves showcasing demo trucks to fleets late in 2021, followed by evaluation and testing throughout 2022. The Hypertruck ERX is projected to be commercially available in late 2022 and followed by volume ramp up.

Hyliion recently announced a reservation for 300 Hypertruck ERX units from Detmar Logistics, a leading oilfield logistics company. An early adopter of electrification solutions in the industry, Detmar placed an initial order of 10 Hyliion Hybrid Electric units earlier this spring. The successful program and deployment met with positive feedback from Detmar’s operations team, drivers, and customers, and generated further interest in the Hypertruck ERX solution and a longer-term commercial relationship with Hyliion. The purchase and sale of the 300 Hypertruck ERX units is subject to the execution of a final agreement between Hyliion and Detmar.

Hypertruck ERX Long-Range Configuration Qualifies for CA’s ACT Rule

In late July, Hyliion announced a long-range variant of the Hypertruck ERX that will offer 75 miles of all-electric range. This new configuration will enable the production vehicle to qualify for zero-emission vehicle (ZEV) sales credits by meeting California’s Advanced Clean Truck (ACT) Rule. The ACT Rule, approved by the California Air Resources Board in June 2020, requires Class 8 truck tractor manufacturers to sell ZEVs in California. Truck manufacturers will be able to achieve up to a 75% ZEV sales credit by selling a Class 8 truck with the Hypertruck ERX electric powertrain. Taking a modular approach to the platform to meet OEM demand, address fleet needs and satisfy government mandates, the production Hypertruck ERX will be available in multiple configurations, including a reduced electric range model that will follow the release of the long-range version. Both configurations will offer over 1,000 miles of total range when using the onboard generator to recharge the battery pack.

Commercial Hybrid Launch

Hyliion is currently finalizing its improved Hybrid electric powertrain and is on track to launch during the latter part of 2021. This improved hybrid electric powertrain includes several enhancements to make the product more attractive to potential customers while also simplifying the installation process. After the launch of the improved Hybrid product, the company will begin to recognize revenue on the units.

Financial Highlights and Operating Expense Guidance

Hyliion ended the second quarter 2021 with $317.7 million in cash and cash equivalents on its balance sheet. Including short-term investments of $140.0 million and long-term investments of $159.7 million, Hyliion had over $617 million available to fund its current commercialization plans for its Hybrid and Hypertruck ERX powertrains.

While Hyliion expects to begin generating revenue from its improved Hybrid product after launch later this year, it does not expect the revenue generated in 2021 to be material.

Hyliion expects full year 2021 operating expenses to range between $130 million and $140 million, a reduction compared to previously disclosed guidance of approximately $140 million. This consists of SG&A and R&D expenses.
Second Quarter 2021 Conference Call
Hyliion will host a conference call and webcast for investors and other interested parties to review its second quarter 2021 financial results on Wednesday, Aug. 11, 2021 at 11:00 a.m. Eastern Time. A live webcast of the call, as well

Exhibit 99.1
as an archived replay following, will be available online on the Investor Relations section of Hyliion’s website. Those wishing to participate can access the call using the links below:
Conference Call Online Registration: http://www.directeventreg.com/registration/event/1449669
Webcast: https://investors.hyliion.com/events-and-presentations/default.aspx
Second quarter 2021 financial results for Hyliion Holdings Corp. (f/k/a Tortoise Acquisition Corp.) on a consolidated basis will also be filed with the SEC on Form 10-Q.
About Hyliion

Hyliion’s mission is to reduce the carbon intensity and greenhouse gas (GHG) emissions of Class 8 commercial trucks by being a leading provider of electrified powertrain solutions. Leveraging advanced software algorithms and data analytics capabilities, Hyliion offers fleets an easy, efficient system to decrease fuel and operating expenses while seamlessly integrating with their existing fleet operations. Headquartered in Austin, Texas, Hyliion designs, develops, and sells electrified powertrain solutions that are designed to be installed on most major Class 8 commercial trucks, with the goal of transforming the commercial transportation industry’s environmental impact at scale. For more information, visit www.hyliion.com.
Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, Hyliion’s ability to disrupt the powertrain market, Hyliion’s focus in 2021 and beyond, the effects of Hyliion’s dynamic and proprietary solutions on its commercial truck customers, accelerated commercialization of the Hypertruck ERX, the ability to meet 2021 and future product milestones, the impact of COVID-19 on long-term objectives, the ability to reduce carbon intensity and greenhouse gas emissions and the other risks and uncertainties set forth in “Risk Factors” section of Hyliion’s annual report on Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021 for the year ended December 31, 2020. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings

HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$(13,389)	$(2,554)	(22,721)	(5,225)
Selling, general and administrative	(10,052)	(874)	$(17,451)	$(1,565)

Loss from operations	(23,441)	(3,428)	(40,172)	(6,790)

Other income (expense):
Interest expense	—	(1,663)	—	(3,228)
Interest income	197	—	366	—
Change in fair value of convertible notes payable derivative liabilities	—	1,090	—	455
Total other income (expense)	197	(573)	366	(2,773)

Net loss	$(23,244)	$(4,001)	$(39,806)	$(9,563)

Weighted-average shares outstanding, basic and diluted	172,260,525	86,777,844	171,260,671	86,770,153

Net loss per share, basic and diluted	$(0.13)	$(0.05)	$(0.23)	$(0.11)

HYLIION HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$317,712	$389,705
Accounts receivable	92	92
Prepaid expenses and other current assets	3,777	20,690
Short-term investments	139,984	201,881
Total current assets	461,565	612,368

Property and equipment, net	2,039	1,171
Operating lease right-of-use assets	8,676	5,055
Intangible assets, net	283	332
Other assets	250	193
Long-term investments	159,683	35,970
Total assets	$632,496	$655,089

Liabilities and stockholders’ equity:

Current liabilities:
Accounts payable	$8,098	$1,890
Current portion of operating lease liabilities	722	734
Accrued expenses and other current liabilities	6,131	6,313
Total current liabilities	14,951	8,937

Operating lease liabilities, net of current portion	8,971	5,076
Debt, net of current portion	—	908
Total liabilities	23,922	14,921

Stockholders’ Equity:
Common stock, $0.0001 par value; 250,000,000 shares authorized; 172,798,338 and 169,316,421 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	20	19
Additional paid-in capital	373,209	364,998
Retained earnings	235,345	275,151
Total stockholders’ equity	608,574	640,168
Total liabilities and stockholders’ equity	$632,496	$655,089

HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	For the Six Months Ended June 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(39,806)	$(9,563)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	414	482
Amortization of investment premiums and discounts	847	—
Noncash lease expense	518	540
Paid-in-kind interest on convertible notes payable	—	690
Amortization of debt discount	—	2,523
Share-based compensation	3,427	91
Change in fair value of convertible notes payable derivative liabilities	—	(455)
Changes in operating assets and liabilities:
Accounts receivable	—	83
Prepaid expenses and other current assets	4,939	66
Accounts payable	5,940	(332)
Accrued expenses and other current liabilities	(182)	(122)
Operating lease liabilities	(256)	(558)
Net cash used in operating activities	(24,159)	(6,555)

Cash Flows from Investing Activities:
Purchase of property and equipment	(965)	(80)
Proceeds from sale of property and equipment	—	10
Payments for security deposit	(57)	—
Purchase of investments	(239,021)	—
Proceeds from sale of investments	176,358	—
Net cash used in investing activities	(63,685)	(70)

Cash Flows from Financing Activities:
Proceeds from exercise of stock warrants, net of issuance costs	16,257	—
(Payments for)/proceeds from Paycheck Protection Program loan	(908)	908
Proceeds from exercise of common stock options	502	25
Proceeds from convertible notes payable issuance and derivative liabilities	—	3,200
Payments for deferred transaction costs	—	(339)
Repayments on finance lease obligations	—	(153)
Net cash provided by financing activities	15,851	3,641

Net decrease in cash and cash equivalents	(71,993)	(2,984)
Cash and cash equivalents- beginning of the period	389,705	6,285
Cash and cash equivalents - end of the period	$317,712	$3,301